California Gold Corp.	EXHIBIT 4.6
Schedule to Exhibits 4.2, 4.3, 4.4 and 4.5

Note: For the Exhibits listed in the first column below, only the form of instrument has been filed as an exhibit to the Registrant's Form S-1 registration statement. This Schedule provides detail as the the actual instruments issued under each of the forms filed as exhibits and lists the material details in which each such instrument differs from the form of document filed.

Exhibit No.	Title of Instrument	Name of Holder to Whom Instrument was Issued	Issue Date	Maturity Date	Amount of Note

4.2	0% Promissory Note	Michael Baybak	9/9/2009	9/9/2010	$2,500
		James Davidson	9/9/2009	9/9/2010	$2,500
		Barry Honig	10/9/2009	10/9/2010	$2,500
		Gottbetter Capital Group, Inc.	10/12/2009	10/12/2010	$2,500

4.3	10% Promissory Note	Michael Baybak	12/10/2009	12/10/2010	$2,500
		James Davidson	12/10/2009	12/10/2010	$2,500
		Barry Honig	12/10/2009	12/10/2010	$2,500
		Gottbetter Capital Group, Inc.	12/10/2009	12/10/2010	$2,500

4.4	10% Promissory Note	Michael Baybak	3/5/2010	3/5/2011	$3,000
		James Davidson	3/5/2010	3/5/2011	$3,000
		Barry Honig	3/22/2010	3/22/2011	$3,000
		Gottbetter Capital Group, Inc.	3/23/2010	3/23/2011	$2,500

4.5	0% Convertible Promissory Note	Michael Baybak	9/16/2010	9/15/2011	$15,000
		James Davidson	9/16/2010	9/15/2011	$15,000
		Barry Honig	9/16/2010	9/15/2011	$15,000
		Gottbetter & Partners, LLP	9/16/2010	9/15/2011	$10,000
		Gottbetter Capital Group, Inc.	9/16/2010	9/15/2011	$5,000